SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2009

COBRA OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uptown Center 2100 West Loop South, Suite 400 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(832) 476-8941

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2009 we entered into a Purchase Agreement with Enercor, Inc., a Nevada corporation (“Enercor”).  Therein we acquired a 35% – 40% interest in certain contract rights acquired by Enercor as the successor to an agreement (the “Tar Sand Rights Agreement”) granting rights to extract tar sand deposits pursuant to Combined Hydrocarbon Leases (“CHL’s”) to be issued by the Bureau of Land Management (“BLM”) covering approximately 33,632 acres of land in Southern Uintah County, Utah.  The issuance of the CHL’s is subject to regulatory requirements including, but not limited to, approvals of operating plans and environmental impact studies.  If the CHL’s are issued, the right to develop the tar sand deposits covered by the CHL’s will be assigned to Enercor, subject to a reserved overriding royalty and subject to certain third-party consent rights discussed below, and Enercor will, in turn, assign a 35% – 40% working interest in the tar sand deposit development rights granted by the CHL’s to us.  The Tar Sand Rights Agreement requires the approval of the other contracting party to the assignment to and by Enercor of the tar sand deposit rights (the “Contract Approval”).  We expect the BLM to issue the CHL’s upon the satisfactory completion of all regulatory requirements, expect the Contract Approval to be granted and hope to be able to commence tar sand extraction in approximately 12 months.  No assurance can be given, however, as to when and if the Contract Approval and Combined Hydrocarbon Leases will be granted and if granted, when we would be able to commence tar sand extraction activities.

We will pay Enercor an aggregate of up to $5,000,000 for the contract interest in a combination of cash ($500,000 to $1,000,000) and shares of our restricted common stock ($4,000,000).  The stock payment will be made within ten business days of the date of the Purchase Agreement (the “Initial Closing Date”).  The number of shares of our common stock constituting the stock payment will be determined by dividing $4,000,000 by the average closing price for our common stock during the five trading days immediately preceding the Initial Closing Date multiplied by 75%.  The cash payments, each in the amount of $100,000 will be made at 30 day intervals following the Initial Closing Date.  We have the option to limit our aggregate cash payments to $500,000.  To the extent we do so, we will acquire less than a 40% interest in the contract rights and receive an assignment, if applicable, of less than a 40% working interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Purchase Agreement dated July 25, 2009 between Registrant and Enercor, Inc., a Nevada corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA OIL & GAS COMPANY

Date: July 30, 2009	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President